UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

eBullion, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-55523

(Commission File Number)

46-2323674

(IRS Employer Identification No.)

Room 1805-06, Tower 6

33 Canton Road, Tsim Sha Tsui

Hong Kong

(Address of principal executive offices)(Zip Code)

+853 3187-4300

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2017, BRK, Inc., a Nevada corporation (the “Company”), announced that Chui Chui Li had resigned as a Chief Financial Officer, Secretary, Treasurer and director of the Company.

Kee Yuen Choi, the Company’s current Chief Executive Officer and a director, has been appointed Chief Financial Officer, Secretary, and Treasurer of the Company.

There are no family relationships between Mr. Choi and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Tan had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBULLION, INC.

Date: August 15, 2017	By:	/s/ Kee Yuen Choi
	Name:	Kee Yuen Choi
	Title:	President and Chief Executive Officer

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